UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2010

FAR EAST WIND POWER CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-153472	27-0999493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, Arizona 85028
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (602) 953-7757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Consulting Agreement with J. Crane & Company, Limited

On June 24, 2010, Far East Wind Power Corp. (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”) with J. Crane & Company, Limited, a Western Samoa limited company (“Consultant”). Consultant is a professional services company owned by James T. Crane.  Mr. Crane is also Consultant’s sole officer and director.  Pursuant to the terms of the Consulting Agreement, Consultant will serve as the Company’s Chief Financial Officer.  The Consulting Agreement provides that Mr. Crane will exclusively perform the services on behalf of Consultant and failure to do so will be deemed a material breach of the Consulting Agreement subject to termination of the Agreement by the Company. The term of the Consulting Agreement is three (3) years, subject to earlier termination by Consultant or the Company as provided in the Consulting Agreement.

Pursuant to the terms of the Consulting Agreement, on June 24, 2010, the Company will pay Consultant RMB 68,000. The Company will also pay Consultant a monthly fee (the “Monthly Fees”) of RMB 68,000, which is subject to increase upon the occurrence of certain milestones with respect to the value of the Company’s operating assets as set forth in the Consulting Agreement. The Consulting Agreement also provides that subject to Board approval, on June 24, 2010, the Company will grant to Consultant 650,000 shares of the Company’s common stock (the “Restricted Stock”), subject to vesting as follows: (i) 250,000 shares will vest at the rate of 1/6 of such shares upon each monthly anniversary of the date of grant; and (ii) 400,000 shares will vest at the rate of 1/36 of such shares upon each monthly anniversary of the date of grant. The Consulting Agreement further provides that, subject to Board approval, upon successful listing by the Company on a stock exchange, the Company will grant to Consultant 150,000 shares of the Company’s common stock (the “Additional Stock Award”).

The Consulting Agreement provides that if the Company will issue additional shares of capital stock and convertible debt instruments (subject to certain exceptions) that would result in the number of shares of common stock received by Consultant as compensation from the Company representing less than one percent (1%) of the Company’s outstanding capital stock and convertible debt securities (“Outstanding Stock”), then the Company will issue to Consultant the number of shares of common stock such that Consultant’s ownership of common stock received as compensation (without regard to open market purchases, the Additional Stock Award and any sales of common stock received as compensation) will represent one percent (1%) of the Outstanding Stock. Any additional shares of common stock issuable to Consultant as result of additional issuances of shares of capital stock and convertible debt instruments, will be issued on a quarterly basis, without any additional consideration from Consultant and subject to the same acceleration and vesting provisions as set forth in the Consulting Agreement. The right to receive additional shares of the Company’s common stock pursuant to the anti-dilution provisions of the Consulting Agreement  terminates upon the earlier of (i) the Company achieving at least $50,000,000 in revenue or (ii) the Company reporting at least $100,000,000 in assets on its balance sheet.

Pursuant to the terms of the Consulting Agreement, if the Company terminates the Consulting Agreement for any reason other than for “cause,” thirty (30) days after the effective date of the Consulting Agreement, (i) Consultant will continue to receive the Monthly Fees for a period of three (3) months based on the Monthly Fee paid to Consultant for the last month prior to termination, (ii) twenty-five percent (25%) of the Restricted Stock  will vest and (iii) in the event Consultant is terminated within twelve (12) months of the effective date of an application by the Company to list its common stock on a stock exchange, subject to approval by the Board, the Company will grant Consultant a number of shares of the Company’s common stock equal to the product of 1/24 of the Additional Stock Award and the number of full months from the date of Consultant’s termination and the effective date of the application.

Restricted Stock Award Agreement with J. Crane & Company, Limited

On June 24, 2010, the Company entered into a Restricted Stock Award Agreement with Consultant, whereby the Company granted Consultant 650,000 shares of Restricted Stock in consideration for services to be rendered by Consultant to the Company (the “Restricted Stock Award Agreement”), as contemplated by the Consulting Agreement.  The Restricted Stock is subject to vesting as described in Item 1.01 above.  According to the Restricted Stock Award Agreement, if Consultant will no longer be serving as an active consultant providing services to the Company or any of its subsidiaries, to the extent any of the Restricted Stock has not vested in accordance with the Restricted Stock Award Agreement, such unvested Restricted Stock will immediately be forfeited and all of Consultant’s rights to such Restricted Stock will terminate.  Upon the effective date of a change of control all of the then unvested Restricted Stock will become vested.  Additionally, in the event the Company terminates the Consultant Agreement with no cause, a number of shares equal to twenty-five percent (25%) of the then unvested Restricted Stock will become vested.

The forms of the Consulting Agreement and Restricted Stock Award Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  John J. Lennon, the Company’s Chief Financial Officer has resigned effective as of June 24, 2010.

(c)  On June 24, 2010, the Company appointed James T. Crane, age 33, as Chief Financial Officer.

From May 1999 to present, James T. Crane has been the President, sole director and owner, of J. Crane & Company, Limited, a professional services firm that he founded in May 1999 and which provides various public company services involving financial, accounting and investor communications matters.  From October 2007 to present, Mr. Crane has been the Chief Financial Officer of Subaye, Inc., a company located in Guangzhou City, China, which operates in Asia and primarily provides internet-based marketing and cloud computing products to the emerging markets of the People’s Republic of China.  In addition, from June 2009 to June 2010, Mr. Crane has also been acting as the Chief Financial Officer of Longwei Petroleum Investment Holding Limited, a company that operates in Shanxi Province in the People’s Republic of China and is a wholesale distributor of finished petroleum products serving a select group of customers comprised of gas stations and coal power plants. From 2007 to 2008, James Crane has served as a director of Commerce Planet, Inc.  From 2006 to 2007, Mr. Crane has served as a director of Planetlink Communications, Inc.

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Mr. Crane has not previously held any positions with the Company and does not have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

In connection with Mr. Crane’s appointment as Chief Financial Officer, the Company entered into the Consulting Agreement and the Restricted Stock Award Agreement with J. Crane & Company, Limited, which are described in Item 1.01 hereof and incorporated herein by reference.

(e)  As described in Item 1.01 above, the Company entered into the Consulting Agreement and the Restricted Stock Award Agreement with J. Crane & Company, Limited, a company owned by James T. Crane, the Company’s Chief Financial Officer.  The description of such agreements set forth in Item 1.1 (c) is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.1	Consulting Agreement dated June 24, 2010, made by and between the Company and J. Crane & Company, Limited
10.2	Restricted Stock Award Agreement dated June 24, 2010, made by and between the Company and J. Crane & Company, Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2010	FAR EAST WIND POWER CORP.

	By:	/s/ James T. Crane
James T. Crane
Chief Financial Officer